As filed with the Securities and Exchange Commission on June 23, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Platform Specialty Products Corporation

(Exact name of registrant as specified in its charter)

Delaware	2890	37-1744899
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1450 Centrepark Boulevard, Suite 210

West Palm Beach, FL 33401

(561) 207-9600

(Address, Including Zip Code and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Frank J. Monteiro

Chief Financial Officer

1450 Centrepark Boulevard, Suite 210

West Palm Beach, FL 33401

(561) 207-9600

(Name, Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

With a Copy to:

Donn A. Beloff, Esq. Flora R. Perez, Esq. Greenberg Traurig, P.A. 401 East Las Olas Boulevard, Suite 2000 Fort Lauderdale, FL 33301 (954) 765-0500	Peter M. Labonski, Esq. Keith L. Halverstam, Esq. Latham & Watkins LLP 885 Third Avenue New York, NY 10022 (212) 906-1200

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common stock, par value $0.01 per share	$482,999,971 (3)	$56,124.60

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(3)	$402,500,000 of securities were registered under Commission File No. 333-205010, for which a filing fee of $46,770.50 was previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

This Registration Statement relates to the registration statement on Form S-3 (File Number 333-205010) (the “Prior Registration Statement”) declared effective on June 23, 2015 by the Commission, and is being filed for the purpose of registering additional securities in amounts that do not exceed 20% of the Maximum Aggregate Offering Amount for such securities contained in the Prior Registration Statement. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

		Incorporated by Reference			Included in this Registration Statement
Exhibit No.	Exhibit Description	Form	Exhibit No.	Date of Filing

5.1	Opinion of Greenberg Traurig, P.A.				X

23.1	Consent of PricewaterhouseCoopers LLP				X

23.2	Consent of KPMG LLP (MacDermid)				X

23.3	Consent of KPMG LLP (CAS)				X

23.4	Consent of Ernst & Young ShinNihon LLC (Arysta)				X

23.5	Consent of Greenberg Traurig, P.A. (contained in Exhibit 5.1 herein)				X

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida, on June 23, 2015.

PLATFORM SPECIALTY PRODUCTS CORPORATION

By:	/s/ Daniel H. Leever
Name:	Daniel H. Leever
Title:	Chief Executive Officer and Vice Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ Daniel H. Leever Daniel H. Leever	Chief Executive Officer and Vice Chairman (principal executive officer)	June 23, 2015

/s/ Frank J. Monteiro Frank J. Monteiro	Senior Vice President and Chief Financial Officer (principal financial officer)	June 23, 2015

/s/ Robert L. Worshek Robert L. Worshek	Vice President and Chief Accounting Officer (principal accounting officer)	June 23, 2015

* Martin E. Franklin	Chairman of the Board	June 23, 2015

* Wayne M. Hewett	Director	June 23, 2015

* Ian G.H. Ashken	Director	June 23, 2015

* Nicolas Berggruen	Director	June 23, 2015

* Michael F. Goss	Director	June 23, 2015

* Ryan Israel	Director	June 23, 2015

* E. Stanley O’Neal	Director	June 23, 2015
*	The undersigned, pursuant to a power of attorney executed by each of the officers and directors above and filed with the SEC on June 17, 2015 on the signature page to Registration Statement (No. 333-205010) on Form S-3 and incorporated herein by reference, by signing his name hereto, does hereby sign and deliver this amendment to the registration statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ Frank J. Monteiro
Name:	Frank J. Monteiro, Attorney-in-fact